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                                                                    Exhibit 32.2

                                  CERTIFICATION

     Pursuant to 18 U.S.C. (S) 1350, the undersigned officer of MONONGAHELA POWER COMPANY (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                             /s/ Jeffrey D. Serkes
                                             -----------------------------------
                                             Jeffrey D. Serkes
September 24, 2003                           Principal Financial Officer